Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement on Form S-8 (No. 333-209483) pertaining to the Amended and Restated 2006 Equity Incentive Plan of IES Holdings, Inc.,
(2)Registration Statement on Form S-8 (No. 333-285175) pertaining to the Amended and Restated 2006 Equity Incentive Plan (as of February 20, 2025) of IES Holdings, Inc.,
(3)Registration Statement on Form S-8 (No. 333-134100) pertaining to the 2006 Equity Incentive Plan of IES Holdings, Inc.,
(4)Registration Statement on Form S-3 (No. 333-186786) pertaining to the registration for resale of common stock of IES Holdings, Inc. by the selling stockholders named therein, and
(5)Registration Statement on Form S-3 (No. 333-215071) pertaining to the registration for resale of common stock of IES Holdings, Inc. by the selling stockholders named therein;

of our reports dated November 21, 2025, with respect to the consolidated financial statements of IES Holdings, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of IES Holdings, Inc. and subsidiaries included in this Annual Report (Form 10-K) of IES Holdings, Inc. and subsidiaries for the year ended September 30, 2025.

/s/ Ernst & Young LLP

Houston, Texas
November 21, 2025